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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-58096, 33-68590,
33-93370, 333-00128 and 333-21397 of General Nutrition Companies, Inc. on Form S-8 of our report dated March 31, 1997, appearing in this Annual Report on Form 10-K of General Nutrition Companies, Inc. for the year ended February 1, 1997.

Pittsburgh, Pennsylvania
May 1, 1997